                       EMPLOYMENT TERMINATION AGREEMENT


     EMPLOYMENT TERMINATION AGREEMENT (this "Agreement"), dated as of February 25, 1999, by and between HealthCor Holdings, Inc., a Delaware corporation (the "Company") and S. Wayne Bazzle ("Employee").

                               R E C I T A L S:

     A. The Company and Employee are parties to that certain Employment Agreement dated January 8, 1999 (the "Employment Agreement").

     B. The Company and Employee desire to terminate Employee's employment with the Company and to terminate the Employment Agreement, subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

     1.  Termination of Employment; Resignation.  Employee hereby tenders, and
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the Company hereby accepts, Employee's resignation from employment with the
Company. The provisions of this Section 1 shall be effective as of the date hereof and the parties hereto hereby waive all applicable notices and waiting periods for the termination of employment. Employee also hereby tenders his resignation from all positions with the Company and its subsidiaries, including membership on the board of directors of the Company and any of its subsidiaries.

     2.  Termination of Employment Agreement.  The Employment Agreement is
         -----------------------------------
hereby terminated and cancelled. Except as expressly provided herein, no provision of the Employment Agreement shall survive or be of any force or effect after the date hereof, including, but not limited to, those provisions of the Employment Agreement regarding its termination.

     3.  Benefits.  In conjunction with Employee's resignation and the
         --------
termination of the Employment Agreement, all benefits, payments, allowances and other rights granted or paid by, from, or on behalf of, the Company to, or for the benefit of, Employee, direct or indirect, under the Employment Agreement or otherwise, shall continue until April 30, 1999 and shall thereupon terminate; provided, however, that the Company shall continue to provide health insurance benefits to Employee in accordance with the Company's policy and practice prior to February 25, 1999, at the cost of the Company, for a period of 18 months from March 1, 1999.

     4.  Release and Waiver.
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         (a)  In consideration of the agreements of the Company hereunder, the
              Employee hereby acknowledges and agrees to release the Company of all duties, obligations or liabilities arising under the Employment Agreement. The Employee, on behalf of him and his predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, representatives and any other person or entity who has or could potentially derive rights through him/her, hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, the Company and its affiliates, predecessors, successors, assigns, stockholders, officers, employees, directors, agents, attorneys and other representatives, whether past, present or future, from and against any and all claims, demands, costs, contracts, liabilities, objections, suits, damages, losses, actions and causes of action of any nature, type or description, whether at law or in equity, in contract or tort, or otherwise, known or unknown, or suspected or unsuspected, that Employee ever had or now has or may claim to have against the Company, except for claims arising out of this Agreement.

         (b) In consideration of the Employee's agreements hereunder, the Company hereby acknowledges and agrees to release Employee of all duties, obligations or liabilities arising under the Employment Agreement. The Company, on behalf of itself and its predecessors, successors, affiliates, assigns, agents, stockholders, officers, employees, directors, attorneys, representatives and any other person or entity who has or could potentially derive rights through it, hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, the Employee and his affiliates, predecessors, successors, assigns, heirs, executors, agents, attorneys and other representatives, whether past, present or future, from and against any and all claims, demands, costs, contracts, liabilities, objections, suits, damages, losses, actions and causes of action of any nature, type or description, whether at law or in equity, in contract or tort, or otherwise, known or unknown, or suspected or unsuspected, that the Company ever had or now has or may claim to have against Employee, except for claims arising out of fraud and this Agreement.

5.       Nonsolicitation.

         (a) Employee hereby agrees that at any time prior to April 30, 2000, Employee shall not, directly or indirectly,

              (i) solicit any current employee, agent or representative to terminate his or her relationship with the Company; or

              (ii) solicit any current customers, dealers, distributors, vendors or sources of supply to terminate or adversely change their relationship with the Company.

         (b) The Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating, participating with Employee or receiving from Employee assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Company hereunder, and that participation by any such third party with Employee in activities in violation of this Section 5 may give rise to claims by the Company against such third party.

     6.  Confidential Information.  Employee shall not, directly or indirectly,
         ------------------------
reveal, divulge, disclose or otherwise make known to any person, firm or corporation, any information ("Confidential Information") concerning any matters affecting or relating to the business of the Company or its affiliates, including, but not limited to, their manner of operation, any of their customers, any confidential or proprietary records, customer lists, data, trade secrets, plans, processes, specifications or opportunities which are the property of the Company or its affiliates or were learned by Employee in the course of his relationship with the Company, unless (i) such information has become publicly available through no act or omission to act on the part of Employee; (ii) such information was disclosed to Employee by third parties under no duty of confidentiality to the Company or its affiliates; or (iii) Employee is required to disclose such Confidential Information by subpoena or under the order of a court of law. Employee shall give all physical manifestations of Confidential Information and confidential or proprietary information of the Company and its affiliates in his control or possession to the Company within five days after the date hereof. Employee acknowledges all such items are and remain the sole property of the Company.

     7. Payments. In consideration for the termination of the Employment Agreement and the covenants of the Employee contained herein, the Company agrees to continue the current salary (calculated on a monthly basis to be Employee's annual salary divided by 12) of Employee until April 30, 1999, payable at such times as the Company regularly pays its executive officers. During such period, upon reasonable prior notice, Employee shall be available during regular business hours, except for any accrued vacation unpaid after giving effect to the payment of the two weeks vacation provided for below (provided Employee will be available for consultation by telephone during any such period), and shall use his best reasonable efforts to assist Company management in the affairs and operations of the Company, including review of periodic reports and filings relating to periods ending prior to the date hereof. The Company also agrees to pay Employee a sum equal to $144,510 on or before March 3, 1999 and to pay Employee an additional $144,510 six (6) months from the date hereof. Any payment required hereunder shall be subject to deductions for such items as required under any applicable federal or state law, including without limitation, federal, state and city withholding tax, Medicare and F.I.C.A. The Company further agrees to pay to Employee two weeks of his accrued but unused vacation time, calculated as of April 30, 1999. No payment will be made for any accrued but unpaid sick days. The Company further agrees to transfer the property listed on Exhibit A attached hereto to the Employee and to allow Employee to remove such items from the Company. The Company agrees to treat all payments of compensation hereunder as consulting fees for tax purposes, to the extent it may lawfully do so, and it is tax efficient to Employee.

8.  Consulting Services.  During the period commencing May 1, 1999 and  ending
    -------------------
October 31, 1999, Employee agrees to provide consulting services upon the prior request of, and subject to reasonable notice from, the Company. Such consulting services shall be rendered in

Dallas, Texas at the headquarters of the Company. In addition to the consulting payments in Section 7 above, the Company agrees to pay Employee the sum of $187.50 per hour for each hour such consulting services are rendered.

     9.  Relief.  Employee acknowledges and agrees that damages at law would be
         ------
insufficient for breach of any of Employee's covenants in Sections 4, 5, and 6 of this Agreement. Accordingly, Employee agrees that in the event of a breach or threatened breach by Employee any such provisions, the Company shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury.

     10.  Reformation.  If any provision of this Agreement is held to be
          -----------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     11.  Further Assurances.  From time to time, upon request, Employee and the
          ------------------
Company shall, without further consideration, execute, deliver and acknowledge all such further documents, instruments, releases, motions and orders as the Company or Employee may reasonably require more effectively to evidence or effectuate the transactions contemplated herein.

     12.  Waiver.  The failure of any party to insist, in any one or more
          ------
instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto.

     13. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

     14.  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective representatives, heirs, executors, successors and permitted assigns. The parties hereto shall not be permitted to assign any of their respective rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that the Company shall be permitted to assign its rights under this Agreement without the prior written consent of Employee in connection with the sale of all or substantially all of the Company's business (whether by asset sale, sale of capital stock, merger or otherwise).

     15.  Press Release.  The Company and Employee agree that the press release
          -------------
attached as Exhibit B hereto shall be the only communication issued to the public in connection with the matters contemplated by this Agreement, subject to compliance with applicable federal and state securities law.

     16.  Amendments.  This Agreement may not be modified, amended or
          ----------
supplemented except by an agreement in writing signed by all parties.

     17.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
and agreement between the parties concerning the subject matter hereof and, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to such subject matter, including, but not limited to, the Employment Agreement.

     18.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     19.  American Express Credit Card.  Employee will cancel his Company
          ----------------------------
American Express credit card account as soon as practicable. Company shall pay all Company charges thereon, and Employee shall pay all personal charges thereon.

     20.  Business Expenses.  Employee will submit all outstanding business
          -----------------
expense vouchers as soon as practicable, and company will pay or reimburse Employee for all reasonable business expenses.

     21.  Attorney Fees.  The Company will pay Employee's legal fees not to
          -------------
exceed $3,500 for Employee and Employee's spouse in the aggregate.

     22.  Insurance and Indemnity.  The Company will use its best efforts to
          -----------------------
maintain the current officers and directors insurance coverage as long as it is reasonably available at a reasonable price, and in the event it expires or is cancelled, the Company will use its best efforts to buy a tail insurance policy as long as it is reasonably available at a reasonable price with the objective of maintaining the same insurance coverage for Employee as for the rest of the Board. The Company agrees to maintain whatever indemnity provisions are now existing in its charter and bylaws for the benefit of Employee for six (6) years. The Company and the Employee understand and agree that this Agreement shall not be construed as a waiver, release or discharge of the rights and obligations they have under Executive Liability and Indemnification Policy No. 8146-13-49D, including, but not limited to, coverage for Civil Action No. 3:98-CV-0744-L, styled Allen Bunting, et al. vs. HealthCor Holdings, Inc., et al., and pending in the United States District Court for the Northern District of Texas.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

                                           HealthCor Holdings, Inc.


                                           By:
                                              ----------------------------
                                              Name:
                                                   -----------------------
                                              Title:
                                                    ----------------------

                                              ----------------------------
                                              S. Wayne Bazzle